RELEASE


KNOW ALL MEN BY THESE PRESENTS:

         That CARSON PRODUCTS COMPANY ("Carson"), designated as the "Releasor" as that term is defined below, for and in consideration of the sum of One Dollar ($1.00) to the Releasor in hand paid by AM PRODUCTS COMPANY, formerly known as AM COSMETICS COMPANY, INC. ("AM"), and AM COSMETICS CORP., formerly known as PAM ACQUISITION CORP. ("AM Cosmetics"), and of other good and valuable consideration the receipt of which is hereby acknowledged by Releasor, has released, remised and forever discharged, and by these presents does release, remise and forever discharge the "Releasees," as that term is defined below, of and from all debts, obligations, liabilities, remedies, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims, counterclaims or demands, in law or equity (collectively,
"claims"), which against the Releasee the Releasor ever had, now has or hereafter can, shall or may have from the beginning of the world to the date of this Release, for, upon or by reason of those arising out of or related to claims (a) asserted or which could have been asserted in the action entitled Carson Products Company, a Delaware Corporation v. AM Cosmetics, Inc., a Delaware Corporation, Civil Action No. 1999CV08276, pending in the Superior Court of Fulton County, State of Georgia; and/or in an arbitration proceeding, entitled AM Cosmetics, Inc. v. Carson Products Company, Case No. 13-181-01123-98, pending before the American Arbitration Association; and/or in the action entitled Carson Products Company v. AM Cosmetic Corp. and AM Products Company, pending in the Superior Court of the State of New Jersey, Chancery Division, for Bergen County; and/or (b) arising out of or relating to any or all of the following agreements: a Management Agreement dated as of June 26, 1996 between AM and Carson, as amended, a Manufacturing Agreement dated as of April 30, 1997 between AM and Carson, a Broker Agreement dated as of September 19, 1997 between AM and Carson, a Subscription Agreement dated as of June 26,1996 by and among MORNINGSIDE AM ACQUISITION CORP. and CARSON PRODUCTS COMPANY with respect to the shares of the capital stock of MORNINGSIDE AM ACQUISITION CORP. and/or a Commission Agreement dated as of August 1, 1996 between AM and Carson, copies of which are annexed to the Settlement Agreement dated as of February 25, 2000 by and among AM, AM Products and Carson as Exhs. E, F, G, H and I, respectively, and/or any other agreements between AM or AM Cosmetics or any of their respective subsidiaries, on the one hand, and Carson or its parent corporation, Carson, Inc. ("CIC"), or any of their respective subsidiaries, on the other hand; and/or (c) relating to or arising from any business relationship between AM or AM Cosmetics or any of their respective subsidiaries, on the one hand, and Carson or CIC or any of their respective subsidiaries, on the other hand.

         The term "Releasor" is defined to include Carson and the term "Releasee" is defined to include AM and AM Cosmetics, and the terms "Releasor" and "Releasee" shall also be deemed to include all of their respective current and former partners, directors, officers, employees, agents, representatives, servants, attorneys, parents, subsidiaries, affiliates, divisions, shareholders, joint venture partners, predecessors, successors, assignees, grantees and fiduciaries.

         In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text may require.

         This Release may not be changed orally.

         IN WITNESS HEREOF, the said Releasor has executed this Release as of the date set forth below.


Dated:   February 25, 2000




                                                    CARSON PRODUCTS COMPANY,
                                                        RELEASOR

                                                    By:  /s/Malcolm R. Yesner
                                                         Malcolm R. Yesner,
                                                         Chief Executive Officer
STATE OF GEORGIA  )
COUNTY OF CHATHAM ) ss.:


         On the 25th day February, 2000, before me personally came Malcolm R. Yesner, to me known, who, being by me duly sworn, did depose and say that he resides at 4 Modena Road, Savannah, Georgia 31411; that he is Chief Executive Officer of CARSON PRODUCTS COMPANY, the corporation described in and which executed the foregoing RELEASE and that deponent is authorized to execute the foregoing RELEASE.


Sworn to before me this
25th day of February, 2000


/s/Sue J. Doyle
        Notary Public